Exhibit 23.1

Consent of Counsel

We hereby consent to the use of our opinion dated February 8, 2021, included in amendment no. 1 to registration statement of Transportation and Logistics Systems, Inc. on Form S-1.

/s/ Flangas Law Group

Flangas Law Group
Las Vegas, NV
February 9, 2021